Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-63023 on Form S-8 of our report dated June 26, 2008 relating to the financial statements and financial statement schedule of the Northeast Utilities Service Company 401k Plan, appearing in this Annual Report on Form 11-K of Northeast Utilities Service Company 401k Plan for the year ended December 31, 2007.

By:	/s/ Fiondella, Milone & LaSaracina LLP
Fiondella, Milone & LaSaracina LLP

Glastonbury, CT
June 26, 2008